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                                                                  EXHIBIT 21.01

                       SUBSIDIARIES OF INGRAM MICRO INC.


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                                                      STATE/COUNTRY
SUBSIDIARY                                           OF INCORPORATION
----------                                           ----------------
Ingram Export Company Ltd.                              Barbados
Ingram Micro Inc.                                       Canada
CD Access Inc.                                          Iowa
Ingram Micro Delaware Inc.                              Delaware
Ingram Micro Management Company                         Delaware
Ingram Dicom S.A. de C.V.                               Mexico
Export Services Inc.                                    California
Ingram European Coordination Center S.A./N.V.           Belgium
Lifetree France S.A.R.L.                                France
Ingram Micro S.A.R.L.                                   France
Ingram Micro N.V.                                       Belgium
Ingram Micro B.V.                                       The Netherlands
Micro Communication Services B.V.                       The Netherlands
Ingram Micro S.p.A.                                     Italy
Ingram Micro GmbH                                       Germany
Ingram Micro Holdings Limited                           United Kingdom
Ingram Micro (UK) Limited                               United Kingdom
Mirai Networks Limited                                  United Kingdom
Metrocom Computer Systems Limited                       United Kingdom
Document Technology Limited                             United Kingdom
Software Limited                                        United Kingdom
Ingram Micro Singapore Inc.                             California
Ingram Micro Japan Inc.                                 Delaware
Ingram Micro S.A.                                       Spain
Ingram Micro AB                                         Sweden
Ingram Micro A/S                                        Denmark
Ingram Micro A.S.                                       Norway
Datateam Norm AB                                        Sweden
Oy Datateam AB                                          Finland
Ingram Micro SA/AG                                      Switzerland
Ingram Micro Malaysia Sdn Bhd                           Malaysia
Ingram Micro GmbH Zweigniederlassung Osterreich         Austria
IMI Washington Inc.                                     Delaware
Ingram Micro Singapore Pte Ltd                          Singapore
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